TAMMY YAHIEL
                                 ATTORNEY AT LAW


                                                                EXHIBIT 5.1


  December 8, 1999



  Impreso.com, Inc.
  652 Southwestern Blvd.
  Coppell, TX 75019

  Gentlemen and Ladies:

  You have requested my opinion, as counsel to Impreso.com, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

  The Registration Statement relates to the offering by the company of 5,292,780 shares of the Company's common stock, $.01 par value per share (the "Common Stock").

  In the preparation of my opinion, I have examined the Certificate of Incorporation of the Company and the By-laws of the Company, in effect on the date hereof, minutes of meetings of the Company's Board of Directors, the Registration Statement and the Merger Agreement, dated as of December 1, 1999, among TST/Impreso, Inc., TST Merger Corp., and the Company (the "Merger Agreement"). In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

  Based upon such examination, I am of the opinion that shares of Common Stock covered by and included in the Registration Statement have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

  I hereby consent to the filing of my opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus included in the Registration Statement. In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


  I am inside  General  Counsel to the  Company  and own 5,250  shares of Common
  Stock.


                                         Sincerely,


                                         /s/ TAMMY YAHIEL
                                         ------------------------
                                         Tammy Yahiel



  TY/kjk


                  652 SOUTHWESTERN BLVD. o COPPELL, TEXAS 75019
                TEL: (972) 462-0100, x117  o FAX: (972) 393-5692